UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 16, 2014

Steadfast Income REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (949) 852-0700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Acquisition of Richland Falls

On May 16, 2014, Steadfast Income REIT, Inc. (the “Company”), through SIR Richland, LLC (“SIR Richland”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 190-unit multifamily residential community located in Murfreesboro, Tennessee, commonly known as Richland Falls (the “Richland Property”).  SIR Richland acquired the Richland Property for an aggregate purchase price of $21,000,000, excluding closing costs. SIR Richland financed the payment of the purchase price for the Richland Property with a combination of: (1) proceeds from the Company’s initial public offering and (2) a loan in the aggregate principal amount of $13,800,000 from PNC Bank, National Association.

On May 16, 2014, the Company distributed a press release announcing the completion of the acquisition of the Richland Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

ExhibitDescription

99.1Press release, dated May 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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STEADFAST INCOME REIT, INC.

Date:	May 16, 2014	By:	/s/ Kevin Keating
Kevin Keating
Treasurer

EXHIBIT INDEX

ExhibitsDescription

99.1Press release, dated May 16, 2014